UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2012

Date of Report (Date of Earliest Event Reported)

Commission file number: 333-170100

OnCure Holdings, Inc.

(Exact name of registrant as specified in its charter)

188 Inverness Drive West, Suite 650

Englewood, Colorado 80112

(303) 643-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Delaware	20-5211697
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Termination of a Material Definitive Agreement.

The disclosure set forth in Item 5.02(b) below is hereby incorporated into this Item 1.02 by reference.

Item 5.02(b)         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, Russell D. Phillips, Jr., the Executive Vice President, Chief Compliance Officer and General Counsel of Oncure Medical Corp. (the “Company”), tendered his resignation.  On June 26, 2012, the Company accepted Mr. Phillips’ resignation. The final date of Mr. Philips’ employment with the Company is expected to be on or about July 25, 2012.

As of the termination date of Mr. Phillips’ employment, the Company’s Employment Agreement with Mr. Phillips, dated August 16, 2006 and amended as of December 17, 2008 and March 1, 2009, will terminate, and the Company will have no additional obligations to Mr. Phillips under such agreement other than the payment to Mr. Phillips of any accrued and unpaid compensation and benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2012

ONCURE HOLDINGS, INC.

By:	/s/ Timothy A. Peach
Name:	Timothy A. Peach
Title: Chief Financial Officer